Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (No. 333-272974, 333-280491 and 333-288313) on Form S-8 and in the Registration Statement (No. 333-286488) on Form F-3 of our report dated March 10, 2026, with respect to the consolidated financial statements of Molecular Partners AG.

/s/ KPMG AG
Zurich, Switzerland
March 12, 2026